Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-236173) of ArTara Therapeutics, Inc.,
(2)	Registration Statement (Form S-8 No. 333-235918) pertaining to the Proteon Therapeutics, Inc. Amended and Restated 2014 Equity Incentive Plan, as amended ArTara Subsidiary, Inc. 2017 Equity Incentive Plan.,
(3)	Registration Statement (From S-8 333-229123) pertaining to the Amended and Restated 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Proteon Therapeutics, Inc,
(4)	Proteon Therapeutics, Inc. Form S-8 Registration Statement (File No. 333-222415) pertaining to the Amended and Restated 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Proteon Therapeutics, Inc, and
(5)	Proteon Therapeutics, Inc. Form S-8 Registration Statement (File No. 333-200587) pertaining to the 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan, and Amended and Restated 2006 Equity Inventive Plan of Proteon Therapeutics, Inc;

of our reports dated March 19, 2020, with respect to the consolidated financial statements of Proteon Therapeutics, Inc. included in this Annual Report (Form 10-K) of ArTara Therapeutics, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 19, 2020